EMPLOYMENT AGREEMENT
                                (Vice President)


                  AGREEMENT dated as of November 1, 1996, by and among HEALTHCARE CAPITAL CORP., a corporation organized under the laws of the province of Alberta, Canada ("HCC"), HEALTHCARE HEARING CLINICS, INC., a Washington corporation ("HealthCare"), and KATHY FOLTNER ("Employee").

                                   RECITALS:

                  A. HealthCare operates audiology and hearing aid clinics in the United States which provide services directly to members of the public and through referrals from the medical community.

                  B. Employee is a shareholder and an employee of Hearing Health Services, Inc., a Delaware corporation ("HSI").

                  C. Pursuant to an Asset Purchase Agreement dated as of October 31, 1996 (the "Purchase Agreement"), Healthcare is acquiring substantially all the assets of HSI as a going business.

                  D. Upon the consummation of the purchase of HSI's assets by HealthCare, HealthCare wishes to employ Employee and Employee wishes to serve in the employ of HealthCare on the terms and conditions set forth herein.

                  E. Because of, among other matters, Employee's detailed knowledge of HSI and her reputation and relationships with, among others, clients, customers, suppliers, distributors, and employees of HSI, HealthCare recognizes and Employee acknowledges the detrimental effect on the business HealthCare is acquiring from HSI and the decreased value of such business which would result if Employee were to enter into competition with HealthCare.

                  F. It is a material condition to HealthCare's obligation to consummate the transaction provided for in the Purchase Agreement and the other transactions contemplated thereby that Employee enter into this Agreement.

                                     TERMS:

                  In consideration of the premises and the mutual covenants herein contained, the parties agree as follows:



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         1.       EMPLOYMENT RELATIONSHIP.

                  1.1 EMPLOYMENT. On the terms and conditions set forth herein, HealthCare hereby agrees to employ Employee and Employee hereby accepts such employment with HealthCare as Vice President-Operations. During the period of employment, Employee shall manage the operations of HealthCare's audiology clinics throughout North America and perform such additional services not inconsistent with her position as shall be designated by the President or the Board of Directors of HealthCare and use her best efforts to promote the interests of HealthCare. Employee understands that the position of Vice President-Operations is a Portland, Oregon, based position and that HealthCare may request employee to relocate her principal residence to Portland. Employee further understands that the performance of her duties hereunder will require extensive travel throughout the United States. In light of the travel requirements of her position, Company will not initially request that Employee relocate to Portland. Should HealthCare subsequently request that Employee move to Portland and Employee declines the request, Employee agrees to either accept a different position with HealthCare at a level of compensation commensurate with such position or to voluntarily resign her employment with HealthCare. Such
resignation  by  Employee  shall  not  affect   HealthCare's  and  HCC's
obligation to make the Cash Earn-Out Payments (shall have the meaning set forth in the Assumption Agreement dated as of October 31, 1996 by and among HCC, HealthCare, Employee and HSI) to Employee or HealthCare's obligation on the Promissory Note dated October 31, 1996 payable to Employee.

                  1.2 EXCLUSIVE EMPLOYMENT. During the term of this Agreement, Employee will devote her full working time, energy, attention, and skill to her duties hereunder and to the promotion of HealthCare's business. During the term of this Agreement, Employee shall not engage in any other business activity, except as mutually agreed upon by Employee and HealthCare, for gain provided that this restriction shall not be construed to prohibit Employee from making personal investments in such form and manner as will neither require any material amount of time or services or violate any of the terms of this Agreement.

         2.       TERM.

                  This Agreement is being entered into in contemplation of the acquisition by HealthCare of the assets of HSI. Employee's employment hereunder shall commence as of the date of closing provided for in the Purchase Agreement (the "Closing Date") and shall end on the third anniversary of such date unless sooner terminated pursuant to the terms hereof. Provided Employee's employment hereunder has not been earlier terminated, upon the expiration of the initial term hereof, it shall be renewed and continue for successive additional 12-month periods until terminated. Either party hereto may terminate this Agreement as of the end of the initial term or any renewal term by written notice to the other party given at least 90 days prior to the end of the initial or a renewal term.

         3.       COMPENSATION.

                  3.1 SALARY. For her services under this Agreement, Employee shall receive a salary of $85,000 per year which shall be paid (subject to applicable payroll withholding deductions) in accordance with HealthCare's payroll policy as in effect from time to time. For any partial month worked, such salary shall be pro rated on a daily basis.

                  3.2 BENEFITS. During the term of this Agreement, HealthCare shall provide to or for the benefit of Employee all benefits she currently receives in connection with her employment by HSI provided that at such time as HealthCare establishes a benefit program for its senior management employees, Employee shall thereafter receive only the benefits provided under such program. In addition to the foregoing, HealthCare shall provide to Employee a car allowance of $500 per month. Employee shall also become entitled to participate in any bonus and profit sharing plans HealthCare may establish for the benefit of its senior management employees.

                  3.3 STOCK OPTIONS. HCC shall, effective as of the Closing Date, grant to Employee options to purchase 125,000 shares of the common stock of HCC ("HCC Shares"). The option exercise price shall be US$1.50 per share. Provided Employee remains employed by HealthCare as of such dates, the option shall become exercisable with respect to 50 percent of the shares it covers after the first anniversary of the Closing Date and shall become exercisable in full after the second anniversary of the Closing Date. It shall be a condition to the exercise of such options that Employee must make arrangements satisfactory to HealthCare for the payment of payroll taxes which HealthCare may be required to withhold upon such exercise. Such option must be exercised within a period of five (5) years from the date of the granting of the option, after which the option shall expire.

                  3.4 LEGENDS ON CERTIFICATES. Certificates representing the HCC Shares shall be endorsed with legends substantially in the form set forth in Exhibit A hereto.

                  3.5 REGISTRATION OF OPTIONS. HCC shall include the HCC Shares in any applicable registration statement filed by HCC covering shares issuable upon the exercise of options owned by any other employee of HCC.

         4.       NONDISCLOSURE; NONCOMPETITION.

                  4.1 PROPRIETARY INFORMATION. Employee acknowledges that as a result of her prior relationship with HSI and in the course of her employment with HealthCare, she has acquired and will learn trade secrets and confidential information of HSI

(which has been acquired by HealthCare under the Purchase Agreement) and HealthCare which if known to competitors could damage HealthCare's business. Such confidential information will include, but not be limited to, some or all of the following categories of information ("Proprietary Information"):

                  (a) Financial Information including, but not limited to information relating to revenues, assets, expenses, prices, pricing structures, volume of purchases or sales or other financial data whether related to HealthCare generally, or to particular products, services, geographic areas, or time periods;

                  (b) Supply and service information including, but not limited to information relating to suppliers' names and addresses, terms of supply and service contracts or of particular transactions, and related information about potential suppliers to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to HealthCare the details of which are not generally known;

                  (c) Marketing information including, but not limited to information relating to details of ongoing or proposed marketing programs or agreements by or on behalf of HealthCare, sales forecasts, advertising formats and methods or results of marketing efforts or information about impending transactions;

                  (d) Personnel information including, but not limited to information relating to personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefore, training methods, performance, or other information concerning employees of HealthCare; and

                  (e) Client information including, but not limited to information relating to past, existing or prospective client's names, addresses or backgrounds, records of treatment, terms of sales or agreements between clients and HealthCare, status of clients' accounts or credit, or related information about actual or prospective clients as well as client lists.

                  Employee agrees to keep all Proprietary Information confidential. Except as may be necessary in the performance of her duties on behalf of HealthCare, Employee will make no use of and will not communicate or divulge to any party whatsoever any Proprietary Information. Employee will not at any time after her employment with HealthCare terminates use any Proprietary Information for her own benefit or on behalf of any person, firm, partnership, association, corporation, or other party whatsoever. This covenant shall not apply to any information that by means other than Employee's deliberate or inadvertent disclosure becomes well known to the public or to disclosure compelled by judicial or administrative proceedings after Employee diligently (at HealthCare's expense) tries to avoid each disclosure and affords HealthCare the opportunity to obtain assurance that compelled disclosures will receive confidential treatment.

                  4.2 OWNERSHIP AND RETURN OF DOCUMENTS. Employee agrees that all records or materials (written or in computer format), notes, memoranda or other documents and all copies thereof relating to Proprietary Information, some of which may be prepared by Employee, and all objects associated therewith in any way shall be HealthCare's property. Employee shall not, except as may be necessary for use in HealthCare's business operations, copy or duplicate any of the aforementioned documents or objects, nor remove them from HealthCare's facilities nor use any information concerning them except for HealthCare's benefit, either during her employment or thereafter. Employee agrees that she will deliver all of the aforementioned documents and objects that may be in her possession to HealthCare on termination of her employment, or at any other time on HealthCare's request, together with her written certification of compliance with the provisions of this Section 4.2.

                  4.3 NONSOLICITATION AND NONCOMPETITION. Employee agrees that during the term of this Agreement and for a period of 36 full calendar months following the termination of Employee's employment hereunder, whereby HealthCare terminates for Good Cause (as defined in Section 6.4) or Employee terminates without Good Cause, Employee will not, directly or indirectly, for herself or on behalf of any other party:

                  (a) Be engaged directly or indirectly (as an individual or stockholder, officer, director, partner, agent, employee, direct or indirect owner or representative of any person, firm, corporation or association) in any audiology and hearing aid multi-clinic business of national scope competitive with the business being carried on by HealthCare at such time of termination;

                  (b) Participate in, assist, engage in, advise or consult for, lend money to, guarantee the debts or obligations of, permit her name to be used by or in any way be connected with any audiology and hearing aid multi-clinic business of national scope similar in nature to all or any part of HealthCare's business or which competes in multiple regions with HealthCare's business;

                  (c) Call upon or endeavor to transact business in competition with HealthCare with any audiology and hearing aid multi-clinic party of national scope who was a client or customer of HealthCare while Employee was employed hereunder

         (such period being hereinafter referred to as the "Employment Period"); or

                  (d) Disturb, hire, entice away or in any other manner persuade any employee, client, or customer of HealthCare who was an employee, client, or customer of HealthCare during the Employment Period, to alter, modify or terminate his, her, or its relationship with HealthCare as an employee, client, or customer as the case may be.

Notwithstanding the foregoing, Employee may be a passive investor in up to 5 percent of the stock of any publicly traded company.

                  4.4 REMEDIES FOR BREACH. Employee acknowledges that in the event of her breach of this Section 4, damages will be difficult or impossible to ascertain, and it is therefore agreed that HealthCare, in addition to, and without limiting any other remedy or right it may have, shall have the right to an injunction enjoining said breach issued by a court of competent jurisdiction. In the event any litigation or controversy between the parties hereto arises out of or in connection with this Agreement, the prevailing party in such litigation or controversy shall be entitled to recover from the other party all reasonable attorney fees, expenses and costs, including those associated with any appellate proceedings or post-judgment collection proceedings.

         5.       DEVELOPMENTS.

                  There shall become the exclusive property of HealthCare every invention and improvement conceived, invented or developed by Employee during the term hereof and for a period of one year thereafter relating to or usable in
(i) any business then being carried on or actively contemplated by HealthCare or
(ii) the production of any product then being manufactured, sold, used or in the process of development by HealthCare or which may be sold or used in competition with any such product. With respect to all such inventive ideas originated or developed by Employee while in the employ of HealthCare, or developed by Employee within the period of one year thereafter, which relate to the business or related products, designs, ideas or techniques sold, used or in the process of development by HealthCare during the term, or as to which Employee has acquired information as a result of such employment, and all patents, trademarks and/or copyrights obtained on such inventive ideas:

                  (a) Employee agrees to disclose and assign, without charge but at HealthCare's cost, all such inventive ideas and any patents, trademarks and/or copyrights obtained thereon to HealthCare;

                  (b) Employee agrees that all such inventive ideas and any patents, trademarks and/or copyrights thereof shall be the exclusive property of HealthCare; and

                  (c) Employee will at HealthCare's cost, at any and all times, furnish such information and assistance, and execute such applications and other documents as may be requested by HealthCare to obtain both domestic and foreign patents, trademarks and/or copyrights, title to which is to be vested in HealthCare, and Employee gives HealthCare full and exclusive power to prosecute all such applications and all proceedings in connection therewith.

         6.       TERMINATION.

                  6.1 EXPIRATION OF TERM. If not otherwise terminated under this
Section 6, Employee's employment hereunder shall terminate upon expiration of the term pursuant to Section 2 hereof.

                  6.2 DEATH. The term and Employee's employment hereunder shall terminate upon Employee's death. Such death shall not affect HealthCare's and HCC's obligation to make the Cash Earn-Out Payments to Employee or HealthCare's obligation on the Promissory Note dated October 31, 1996 payable to Employee.

                  6.3 DISABILITY. In the event Employee becomes physically or mentally disabled so as to become unable, for a period of more than 90 consecutive working days or for more than 180 working days in the aggregate during any 365-day period, to perform her duties hereunder on substantially a full-time basis, HealthCare may at its option terminate the term and Employee's employment hereunder upon not less than 90 days' written notice.

                  6.4 TERMINATION FOR GOOD CAUSE BY HEALTHCARE. HealthCare may immediately terminate the term and Employee's employment hereunder for "Good Cause." For the purposes of this Section 6.4, "Good Cause" shall mean

                  (a) Unlawful use or theft of property or monies of HealthCare;

                  (b) Continued willful insubordination as to some material matter after reasonable warning or reprimand;

                  (c) Conviction of a felony or serious misdemeanor requiring intent or moral turpitude;

                  (d)  Actively  and  intentionally   pursuing  interests  of  a
         competitor to the detriment of the financial interests of HealthCare;

                  (e) Failure, after 90 days notice or in the event such failure is of such a nature that it cannot be completely remedied within the 90 day period, such failure shall not constitute Good Cause if Employee begins correcting the claimed failure within the 90 day period, and thereafter proceeds with reasonable diligence and in good faith to effect a remedy as soon as practicable to maintain a reasonable level of job performance reasonably satisfactory to HealthCare (including failure to comply with the provisions of this Agreement); or

                  (f)  Any   material   breach  by  Employee   of,  or  material
         misrepresentation in, any representation, warranty or covenant of Employee in the Purchase Agreement.

The determination of whether Good Cause exists shall be made by HealthCare's Board of Directors acting in good faith after a hearing in which Employee, being represented by counsel if she so desires, has the opportunity to present and defend her case.

Such termination shall not affect HealthCare's and HCC's obligation to make the Cash Earn-Out Payments to Employee or HealthCare's obligation on the Promissory Note dated October 31, 1996 payable to Employee.

                  6.5 TERMINATION WITHOUT GOOD CAUSE. This Agreement may be terminated by HealthCare at any time without Good Cause. In the event this Agreement is terminated without Good Cause by HealthCare, HealthCare shall pay to Employee on the effective date of such termination a lump sum equal to the salary due Employee for the balance of the term hereof.

Termination without Good Cause shall occur upon written notice to Employee, which notice shall specify the effective date of termination to be no less than 60 days from the date of Employee's receipt of the notice. Employee agrees to continue to render her normal and usual services consistent with this Agreement and her normal practice during the entire 60-day notice period, unless the period of rendition of such services is reduced or excused entirely by HealthCare. Employee shall not be required to seek other employment in order to mitigate damages suffered by Employee as a result of her termination without Good Cause; Employee shall suffer no reduction or set-off in payment made under this Section 6.5 due to other employment or compensation.

Such termination shall not affect HealthCare's and HCC's obligation to make the Cash Earn-Out Payments to Employee or HealthCare's obligation on the Promissory Note dated October 31, 1996 payable to Employee.

                  6.6 TERMINATION FOR GOOD CAUSE BY EMPLOYEE. Employee may terminate this Agreement and her employment hereunder for Good Cause. For purposes of this Section 6.6, "Good Cause" shall mean (i) the continued material violation by HealthCare of any of the provisions of this Agreement after HealthCare has been provided with written notice of such violation and HealthCare fails to cure such violation within 30 days after receipt of such written notice or (ii) there has been a "change of control" affecting HealthCare. For purposes of this Section 6.6 a "change


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



of control" shall mean that an individual who is not as of the date hereof a shareholder of HealthCare acquires 40 percent or more of HealthCare's issued and outstanding common stock. In the event of a termination for Good Cause by
Employee,  Employee  shall be entitled to receive  severance  pay as provided in
Section 6.5 hereof. Employee may terminate this Agreement at any time on 60 days notice without Good Cause but shall, in such case, not be entitled to the benefits of this Section 6.6. Such termination shall not affect HealthCare's and HCC's obligation to make the Cash Earn-Out Payments to Employee or HealthCare's obligation on the Promissory Note dated October 31, 1996 payable to Employee.

                  6.7 EFFECT OF TERMINATION. Upon the termination of this Agreement, the obligations of the parties hereunder will cease except for (i) HealthCare's obligation to pay Employee all amounts due Employee hereunder for services or otherwise accruing prior to the date of termination, (ii) HealthCare's obligation, if any, to pay severance to Employee pursuant to Sections 6.5 and 6.6 hereof, (iii) Employee's obligations under Sections 4 and 5 hereof, and (iv) the parties' obligations under Sections 7 and 9 hereof.

Such termination shall not affect HealthCare's and HCC's obligation to make the Cash Earn-Out Payments to Employee or HealthCare's obligation on the Promissory Note dated October 31, 1996 payable to Employee.

         7.       ARBITRATION.

                  Except as provided in Section 4 hereof, any controversy or disagreement between Employee and HealthCare shall be resolved exclusively by arbitration in Portland, Oregon, in accordance with the rules of the American Arbitration Association and judgment on any award or determination so made may be entered for enforcement in any court having jurisdiction. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $50,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have 30 days thereafter to reconsider and modify such decision if any party so requests within ten days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

         8.       ASSIGNMENT.

                  Each party acknowledges that this is a personal service contract and that no assignment of this Agreement or any interest therein may be made by either party without the express written consent of the other. This Agreement shall be assignable and transferable by HealthCare to any successor-in-interest, parent, subsidiary, or affiliate of HealthCare.

         9.       GENERAL.

                  9.1 GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Oregon, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

                  9.2 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of HealthCare and Employee and their respective heirs, legal representatives, executors, administrators, successors, and permitted assigns.

                  9.3 INTEGRATION; AMENDMENT; WAIVER. This Agreement sets forth all of the understandings between the parties with respect to its subject matter and supersedes any and all other agreements, including but not limited to the employment agreement by and between Employee and HSI dated December 23, 1994, either oral or in writing, between the parties with respect to the subject hereof. No change or modification of this Agreement shall be valid unless in writing and signed by the party against which it is to be enforced. No waiver of any provision of this Agreement shall be valid unless written and signed by the person or party to be charged.

                  9.4 SEVERABILITY. If any provision of this Agreement shall be determined to be unenforceable because the terms are excessive or unreasonable then such provision shall be reduced to the maximum reasonable limit and enforced as reduced. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect, the enforceability of such provisions in every other respect and of the remaining provisions of this Agreement shall not in any way be impaired.

                  9.5 NOTICES. All notices or other communications hereunder shall be given in writing and shall be personally delivered or sent by private, overnight courier service addressed as follows:

              If to HealthCare:                HealthCare Hearing Clinics,
                                               Inc.
                                               c/o HealthCare Capital Corp.
                                               111 S.W. Fifth Avenue, Suite 2390
                                               Portland, Oregon  97204

              With a copy to:              Miller, Nash, Wiener, Hager &
                                             Carlsen
                                           111 S.W. Fifth Avenue
                                           Portland, Oregon 97204
                                           Attention:  G. Todd Norvell

              If to Employee:              Kathy Foltner
                                           2040 Tamarach Road
                                           Okemos, MI  48864

              With a copy to:              Foster, Swift, Collins & Smith P.C.
                                           313 South Washington Square
                                           Lansing, MI  48933-2193
                                           Attention: James B. Jensen, Jr.

If personally delivered a notice shall be deemed given upon receipt. If sent by courier, a notice shall be deemed given on the next business day after it is delivered to the courier addressed as provided above with charges prepaid. Any party to this Agreement may change its address for notices by giving notice in accordance with this section.

                  9.6 HEADINGS. The headings of this Agreement are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above-written.


EMPLOYEE:                                          HEALTHCARE:

                                                   HEALTHCARE HEARING CLINICS,
                                                     INC.


/S/ KATHY FOLTNER                                  By /S/ BRANDON M. DAWSON
Kathy Foltner                                      Brandon M. Dawson
                                                   President


HCC:

HEALTHCARE CAPITAL CORP.


By: /S/ BRANDON M. DAWSON
    Brandon M. Dawson
    President

                                   EXHIBIT A


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER,
(B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED, OR (E) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE ISSUER.

                                     * * *

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE ALBERTA STOCK EXCHANGE. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY," MAY BE OBTAINED FROM THE TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.


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